Exhibit 3.8

BY-LAWS

of

PAETEC-DVN ACQUISITION, INC.

ARTICLE I

Offices

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Stockholders’ Meetings

Section 1. Annual Meeting. The annual meeting of the stockholders for the election of Directors and the transaction of any other business that may properly come before it shall be held at the principal office of the Corporation, or at such place within or without the State of Delaware as shall be set forth in the notice of meeting. The meeting shall be held at such date and time as may be determined by majority vote of the Board of Directors and set forth in the notice of meeting, provided that at least one meeting is held per year.

Section 2. Special Meeting. Special meetings of stockholders, other than those regulated by statute, may be called at any time by a majority of the Directors or the President, and must be called by the President upon written request of the holders of twenty-five per cent of the outstanding shares entitled to vote at the special meeting.

Section 3. Fixing Record Date. For the purpose of (a) determining the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof or (ii) to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date shall not be (x) in the case of clause (a)(i) above, more than sixty nor less than ten days before the date of such meeting and (y) in the case of clause (a)(ii) or (b) above, more than sixty days prior to such action. If no such record date is fixed:

(A) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(B) the record date for determining stockholders for any purpose other than those specified in clause (A) hereof shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 3, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

Section 4. Notice of Meetings. Except as otherwise provided in Section 5 hereof, whenever under the provisions of any statute, the Certificate of Incorporation or these by-laws, stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by any statute, the Certificate of Incorporation or these by-laws, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5. Waivers of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these by-laws, a waiver thereof, in writing, signed by the stockholder or stockholders entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Section 6. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 7. Quorum and Adjournment. Except as otherwise provided by law, the Certificate of Incorporation, or these by-laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at a meeting of stockholders shall be necessary to constitute a quorum for the transaction of business. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting who are present in person or represented by proxy shall have the power to adjourn the meeting to a future date at which a quorum shall be present or represented. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Voting. Every stockholder entitled to vote at a meeting may vote at the meeting in person or by proxy. Unless otherwise provided in the Certificate of Incorporation, every stockholder shall be entitled to one vote for each share standing in the stockholder’s name on the record of stockholders. All corporate action shall be determined by a vote of a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote on the matter except where otherwise provided in these by-laws. At all elections of directors of the Corporation, directors shall be elected by a plurality of the votes cast.

Section 9. Proxies. Every proxy must be dated and signed by the stockholder or by the stockholder’s attorney-in-fact. Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. No proxy shall be valid after three years from the date of its execution, unless the proxy provides for a longer term. The validity and enforceability of any proxy shall be determined in accordance with the Delaware General Corporation Law.

Section 10. Consent Without Meeting. Unless otherwise provided for in the Certificate of Incorporation of the Corporation, any action to be taken at any annual or special stockholders’ meeting may be taken without a meeting, without prior notice and without a vote if a written consent or consents is/are signed by the stockholders of the Corporation having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted is delivered by hand or by certified or registered mail, return receipt requested, to the Secretary of the Corporation at its principal place of business. Prompt notice of the taking of action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who would have been entitled to notice had the action been taken at a meeting.

Section 11. Inspectors of Elections. The Corporation shall appoint one or more inspectors, and one or more alternate inspectors to act at any stockholders’ meeting and make a written report thereof, so long as such inspectors sign an oath to faithfully execute their duties with impartiality and to the best of their ability before such meeting. If no inspector or alternate is able to act at a stockholders’ meeting, the presiding officer shall appoint one or more inspectors to act at the meeting.

ARTICLE III

Directors

Section 1. Number and Qualifications. The Board of Directors shall consist of one or more Director(s). The number of Directors shall be fixed by action of the stockholders or of the Board unless the number of Directors is fixed by the Certificate of Incorporation in which case a change in the number of Directors shall be made only by amendment of the Certificate; provided that the size of the Board of Directors may not be reduced by the Directors if the number of Directors has been fixed by action of the stockholders. The Directors need not be stockholders unless so required by the Certificate of Incorporation.

Section 2. Election and Term. Each Director shall be elected at the annual meeting of stockholders by a plurality vote. The term of office shall be until the next annual meeting of stockholders or until the successor to the office has been elected.

Section 3. Duties and Powers. The Board of Directors shall have control and management of the affairs and business of the Corporation. Except as otherwise provided in these by-laws, the Directors shall in all cases act as a board, regularly convened. In the transaction of business, the act of a majority present at a meeting except as otherwise provided by law or the Certificate of Incorporation shall be the act of the Board. The Directors may adopt rules and regulations for the conduct of their meetings and the management of the Corporation which they deem proper and which are not inconsistent with the laws of the State of Delaware or these by-laws.

Section 4. Meetings. The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the stockholders. Other regular meetings of the Board shall be held at such times as the Board may from time to time determine. Special meetings of the Board of Directors may be called by the Chairman or the President at any time. Upon the written request of any two or more Directors, the Chairman or the President shall call a special meeting.

Section 5. Consent Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any Committee of the Board may be taken without a meeting if all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent shall be filed with the minutes of the proceedings of the Board or the Committee.

Section 6. Participation Without Physical Presence. Any one or more members of the Board or any Committee of the Board may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 7. Notice of Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 8. Notice of Special Meetings. Notice of special meetings shall be served upon each Director in person or by mail addressed to the Director’s last known post-office address, at least two days prior to the date of the meeting, specifying the time and place of the meeting. If mailed, notice shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage prepaid. However, notice of a meeting need not be given to any Director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior to or at the commencement of the meeting, the lack of notice to him or her.

Section 9. Place of Meeting. The Board of Directors shall hold its meetings either within or without the State of Delaware.

Section 10. Quorum. At any meeting of the Board of Directors, the presence of a majority of the Board shall be necessary to constitute a quorum for the transaction of business. However, should a quorum not be present, a lesser number may adjourn the meeting to some future time, not more than twenty days later. The vote of a majority of the Board of Directors present at the time of a vote shall be the act of the Board of Directors.

Section 11. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13. Vacancies. Any vacancy occurring in the Board of Directors by death, resignation, increase in the number of Directors, removal without cause, or otherwise shall be filled after the occurrence of the vacancy by a majority vote of the remaining Directors or by unanimous written consent of the remaining Directors without a meeting. The Director thus chosen shall hold office until the next meeting of stockholders at which the election of Directors is in the regular order of business, and until his successor has been elected and qualified.

Section 14. Removal. One or more or all of the Directors of the Corporation may be removed with or without cause at any time by the stockholders, at a special meeting of the stockholders called for that purpose, unless the Certificate of Incorporation provides that Directors may only be removed for cause, provided however, such Director shall not be removed if the Certificate of Incorporation provides that Directors of the Corporation shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her. If a Director was elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove that Director.

Section 15. Resignation. Any Director may resign from office at any time. A resignation shall be made in writing and delivered to the Chairman or the President, and shall take effect immediately without acceptance.

ARTICLE IV

Officers

Section 1. Officers and Qualifications. The officers of the Corporation shall be a President, a Secretary, a Treasurer or a Chief Financial Officer and such other officers as the Board may appoint, including a Chairman, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may designate one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these by-laws otherwise provide.

Section 2. Election. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held as soon as practicable after the annual meeting of stockholders.

Section 3. Term of Office. All officers shall hold office until their successors have been duly elected and have qualified, or until such officer’s earlier resignation or removal as provided in these by-laws.

Section 4. Removal of Officers. Any officer may be removed either with or without cause by the vote of the Board of Directors at any time.

Section 5. Duties of Officers. The duties and powers of the officers of the corporation shall be as follows and as may be set from time to time by resolution of the Board of Directors:

(a) The Chairman of the Board, if one shall have been appointed, shall preside at all meetings of the stockholders and the Board of Directors, and shall perform such other duties and functions as the Board may designate from time to time.

(b) The President shall:

(i) in the absence of the Chairman, preside at all meetings of the Board of Directors and shall also preside at all meetings of the stockholders;

(ii) present at each annual meeting of the stockholders and Directors a report of the condition of the business of the Corporation;

(iii) cause to be called regular and special meetings of the stockholders and Directors in accordance with the requirements of Delaware General Corporation Law and of these by-laws;

(iv) appoint, discharge, and fix the compensation of all employees and agents of the Corporation other than the duly elected officers, subject to the approval of the Board of Directors;

(v) be authorized to sign and execute all contracts in the name of the Corporation unless the Board of Directors authorizes one or more other officers to do so;

(vi) cause all books, reports, statements and certificates to be properly kept and filed as required by law; and

(vii) enforce these by-laws and perform all duties incident to his office and which are required by law, and shall generally supervise and control the business and affairs of the Corporation.

(c) If the Board provides for a Vice President, the Vice President shall, during the absence or incapacity of the President, perform the duties of the President, and when so acting, he shall have all the powers and be subject to all the responsibilities of the office of President, and shall perform such duties and functions as the Board may prescribe. If the Board provides for more than one Vice President, it shall designate which Vice President shall perform the President’s duties during the President’s absence or incapacity. Any Vice President may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these by-laws to some other officer of the Corporation or shall be required by law otherwise to be signed or executed. Each of the Vice Presidents shall perform such duties and functions as the Board may prescribe.

(d) The Secretary shall:

(i) keep the minutes of meetings of the Board of Directors and of the stockholders in appropriate books;

(ii) give or cause to be given notice of meetings of the Board of Directors and of all the meetings of the stockholders of the Corporation;

(iii) be custodian of the records and seal of the Corporation, and shall affix the seal to the certificates representing shares and other corporate papers when required;

(iv) keep accurate and complete records of the ownership of shares of the Corporation;

(v) present to the Board of Directors at their meetings all official communications received by the Secretary’s office; and

(vi) perform all duties incident to the office of Secretary of the Corporation.

(e) The Assistant Secretary shall:

(i) in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary; and

(ii) perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

(f) The Treasurer or Chief Financial Officer shall:

(i) have the care and custody of and be responsible for all the funds and securities of the Corporation, and shall deposit these funds and securities in the name of the Corporation in banks or safe-deposit companies designated by the Board of Directors;

(ii) in addition to any other officer authorized by the Board of Directors, make, sign, and endorse in the name of the Corporation, all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of them under the direction of the President or the Board of Directors;

(iii) keep accurate books of account of all its business and transactions and shall at all reasonable hours exhibit such books and accounts to any Director upon request;

(iv) render a report of the condition of the finances of the Corporation at each regular meeting of the Board of Directors and at such other times as shall be required and make a full financial report at the annual meeting of the stockholders;

(v) further perform all duties incident to the office of Treasurer or Chief Financial Officer of the Corporation; and

(vi) if required by the Board of Directors, the Treasurer or Chief Financial Officer shall give such bond as the Board determines appropriate for the faithful performance of the foregoing duties.

(g) Other officers shall perform those duties and have those powers which may be assigned to them by the Board of Directors.

Section 6. Vacancies. All vacancies in any office shall be filled by the Board of Directors.

Section 7. Compensation of Officers. The Officers shall receive such salary or compensation as may be fixed by the Board of Directors.

ARTICLE V

Shares

Section 1. Certificates. The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed, either manually or by facsimile, by (i) the Chairman, the President or a Vice President and (ii) the Treasurer, the Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation.

Section 2. Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 3. Facsimile Signatures. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5. Transfer of Stock. Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware General Corporation Law.

ARTICLE VI

Dividends

The Board of Directors may declare dividends payable out of the surplus of the Corporation, whenever in the exercise of their discretion they may deem this declaration advisable. Dividends may be paid in cash, property, or shares of the Corporation.

ARTICLE VII

Negotiable Instruments, Deeds and Contracts

All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation, shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by the President or by any other officer or employee designated by the Board, either manually or by the use of facsimile signatures of any of such persons. Any shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any stockholders’ meeting of the other corporation by the President of the Corporation; or, in the President’s absence, by any Vice President of the Corporation who may be present; and, in the event that the President and the Vice President(s) are absent, then by such person as the President of the Corporation shall, by duly executed proxy, designate to represent the Corporation at such stockholders’ meeting.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE IX

Seal

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE X

Indemnification

Section 1. Right to Indemnification. Any person who was, is, or is threatened to be made, a party to any action or proceeding, whether civil or criminal (including an action by or in the right of this corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which any director, officer, employee, or agent of this corporation served in any capacity at the request of this corporation), by reason of the fact that he, his testator or intestate, is or was a director, officer, employee or agent of this Corporation, or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be indemnified by the Corporation against all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense, settlement or appeal of any such action, suit or proceeding if the person acted in good faith and in a manner the person reasonable believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

No indemnification shall be made in respect of any claim, issue or matter as to which a director, officer, employee or agent shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 2. Non-Exclusivity of Rights. The rights conferred on any person by Section 1 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 3. Insurance. Subject to the Delaware General Corporation Law, the Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation against any expense, liability or loss of the general nature contemplated by this section, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 4. Severability. It is the intent of this corporation to indemnify its officers and directors to the fullest extent authorized by the Delaware General Corporation Law as they now exist or may hereafter be amended. If any portion of these indemnification provisions shall for any reason be held invalid or unenforceable by judicial decision or legislative amendment, the valid and enforceable provisions will continue to be given effect and shall be construed so as to provide the broadest indemnification permitted by law.

ARTICLE XI

Amendments

These by-laws may be amended by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of any Director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each stockholder of record entitled to vote at this meeting at the stockholder’s last known post-office address at least ten days and not more than sixty days before the date of the annual or special meeting. The notice shall state the substance of the alterations, amendments, additions, or changes which are proposed to be made in the by-laws. Changes shall be made only as specified in the notice. The by-laws may also be amended or new by-laws adopted by a majority of the entire Board of Directors if the Certificate of Incorporation so provides. However, any bylaws adopted by the Board may be amended or repealed by the stockholders.